UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

Coya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41583	85-4017781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5850 San Felipe St., Suite 500

Houston, Texas 77057

(Address of principal executive offices, including zip code)

(800) 587-8170

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	COYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

In connection with the initial public offering of shares of common stock and warrants to purchase common stock of Coya Therapeutics, Inc. (the “Company”), the Company’s executive officers, directors, and holders of substantially all of the Company’s then-outstanding common stock (collectively, the “Shares”) entered into lock-up agreements with the underwriters that restrict the holders’ ability to sell or transfer their Shares, or otherwise engage in certain transactions related to their Shares, for a period of 180 days after December 28, 2022, subject to certain exceptions (such period, the “restricted period”).

On May 22, 2023, Chardan Capital Markets, LLC, as representative of the several underwriters, agreed to end the restricted period with respect to certain Shares subject to lock-up agreements (excluding Shares held by members of the Company’s board of directors or management and certain founders) and such Shares became eligible for sale in the public market at the opening of trading on May 23, 2023 (subject to trading limitations on Shares held by affiliates of the Company, continued vesting of any unvested equity awards as of such date, and the Company’s insider trading policy).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COYA THERAPEUTICS, INC.

Dated: May 23, 2023	By:	/s/ Howard Berman
Howard Berman
Chief Executive Officer

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